Exhibit 107
Calculation of Filing Fee Tables
424(b)(2)
(Form Type)
KRAFT HEINZ FOODS COMPANY (Issuer)
THE KRAFT HEINZ COMPANY
(Guarantor)
(collectively, the “Registrants”)
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	5.200% Senior Notes due 2032	Rule 457(o) and Rule 457(p)	$500,000,000	99.798%	$498,990,000	0.00015310	$76,395.370	N/A	N/A	N/A	N/A

	Debt	5.400% Senior Notes due 2035	Rule 457(o) and Rule 457(p)	$500,000,000	99.927%	$ 499,635,000	0.00015310	$76,494.120	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$998,625,000		$152,889.490
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$152,889.490
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	The Kraft Heinz Company The Kraft Heinz Foods Company	S-3	333-250081 -01 333-275255	02/16/2022 11/01/2023	N/A	$152,889.490	Unallocated	(1)	$23,406,000,000	$23,406,000,000	N/A
Fee Offset Sources	The Kraft Heinz Company The Kraft Heinz Foods Company	S-3	333-250081 -01 333-275255	N/A	02/16/2022 11/01/2023	N/A	N/A	N/A	N/A	N/A	$152,889.490

1.
Pursuant to Rule 415(a)(6) under the Securities Act, the Registrants filed the Registration Statement on Form S-3ASR (File No. 333-284906) (the “Current Registration Statement”), and became automatically effective on February 13, 2025.

In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants deferred payment of the entire registration fee associated with the Current Registration Statemen
t
, except for $2,137,382.49 of unused filing fees (the “Unused Filing Fees”) previously paid with respect to unsold securities having an aggregate initial offering price of $23,406,000,000 in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-250081) (the “2022 Registration Statement”), which was filed on February 16, 2022 and registration statement on Form S-3 filed on November 1, 2023 and declared effective on November 15, 2023 (File No. 333-275255) (the “2023 Registration Statement,” and together with the 2022 Registration Statement, the “Prior Registration Statements”).
In accordance with Rule 415(a)(6) under the Securities Act, offerings under the Prior Registration Statements were terminated upon filing of subsequent registration statements and, pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees will be applied to the fees payable pursuant to the Current Registration Statement and its related prospectus supplements on a pay-as-you-go basis. Prior to the offering to which the prospectus supplement relates, no securities have been issued under the Current Registration Statement.
The Registrants are offsetting the filing fee due under this prospectus supplement by $152,889.490, with $1,984,493.00 remaining to be applied to future filings from this fee offset source.

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